Merriman Investment Trust
                                  EXHIBIT #16
                Schedule of Computation for Performance Quotation




                          Merriman Flexible Bond Fund
                      1 year         5 year         Inception

         P          1,000.00        1,000.00         1,000.00
         T            9.64%           7.50%            7.95%
         N            1.0             5.0              9.0
         ERV        1,096.40        1,435.76         1,988.56


                          Merriman Growth & Income Fund
                      1 year         5 year         Inception

         P          1,000.00        1,000.00         1,000.00
         T            24.11%          11.13%           9.40%
         N            1.0             5.0              8.8
         ERV        1,241.09        1,695.29         2,194.91


                          Merriman Capital Appreciation Fund
                      1 year         5 year         Inception

         P          1,000.00        1,000.00         1,000.00
         T            21.93%          10.50%           9.20%
         N            1.0             5.0              8.4
         ERV        1,219.26        1,647.77         2,098.67



                          Merriman Asset Allocation Fund
                      1 year         5 year         Inception

         P          1,000.00        1,000.00         1,000.00
         T            14.43%          10.14%           8.29%
         N            1.0             5.0              8.4
         ERV        1,144.29        1,621.32         1,954.79


                        Merriman Leveraged Growth Fund
                      1 year         5 year         Inception

         P          1,000.00        1,000.00         1,000.00
         T            26.66%          11.84%           11.12%
         N            1.0             5.0              5.3
         ERV        1,266.61        1,750.13         1,757.13